              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Seattle FilmWorks, Inc. Amended and Restated Incentive Stock Option Plan and the Seattle FilmWorks, Inc. Amended and Restated 1987 Stock Option Plan of our report dated November 8, 1995, with respect to the financial statements and schedule of Seattle FilmWorks, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.


Seattle, Washington          //s//   Ernst & Young LLP
April 10, 1996